UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 7, 2015

AEGERION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34921	22-2960116
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Main Street, Suite 800

Cambridge, MA 02142

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (617) 500-7867

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 7, 2015, Aegerion Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the forbearance agreement dated November 9, 2015, between the Company and Silicon Valley Bank (“SVB”), pursuant to which SVB has agreed to extend the forbearance period relating to the Company’s default under its Loan and Security Agreement with SVB through January 7, 2016.  Under the forbearance agreement, as amended by the Amendment, SVB has agreed not to take any action during the forbearance period as a result of the Company’s default and waived the increase in the per annum interest rate under the loan from 3% to 8% as a result of the default, subject to certain conditions, including the deposit of cash into one or more accounts at SVB to collateralize the balances related to the outstanding obligations due to SVB. The forbearance period is subject to early termination upon the occurrence of certain events, including additional events of default. The Company plans to continue to engage in discussions with SVB during the forbearance period regarding the default and the loan to seek a resolution of this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2015

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Benjamin Harsbarger
	Name:	Benjamin Harsbarger
	Title:	Acting General Counsel